Exhibit 99.1

ADMA Biologics Reports Third Quarter 2016 Results

RAMSEY, N.J. – November 10, 2016 – ADMA Biologics, Inc. (NASDAQ: ADMA), a late-stage biopharmaceutical company that develops, manufactures, and intends to commercialize specialty plasma-based biologics for the proposed treatment of immune deficiencies and prevention of certain infectious diseases, today announced its financial results for the quarter ended September 30, 2016.

“Together with our third-party manufacturers and vendors, ADMA continues to make progress in finding solutions to address inspection and compliance issues identified in the Complete Response Letter (CRL) received from the U.S. Food and Drug Administration (FDA) in the third quarter for RI-002.  We expect to provide a timeline for our Biologics License Application (BLA) resubmission for RI-002 after we receive feedback regarding previous submissions, from the FDA,” stated Adam Grossman, President and CEO of ADMA Biologics, Inc.

“RI-002 continues to be discussed in multiple articles and abstracts published in peer-reviewed journals as well as presentations at medical conferences about the use of our investigational product candidate in various immune compromised patient populations. We remain committed to bring RI-002 to market for Primary Immune Deficiency Disease (PIDD) patients and other future patient populations, which might benefit from our novel immune globulin.  Additionally, we continue to refine and focus our business operations on necessary activities and continue to see growth in our ADMA BioCenters business unit, through expanding upon our customer base for the purchase of normal source plasma.  Our revenues for the nine months ended September 30, 2016 have already surpassed the entire year 2015 revenues as a result of increased collections from our FDA approved plasma collection facilities. With ADMA BioCenters operating at a higher capacity level during 2016, coupled with our ability to realize increased “spot-market” pricing for source plasma and an overall healthy demand in the plasma collection industry as a whole, we believe this to be an area of growth for our Company.”

Financial Results for the Third Quarter Ended 2016

At September 30, 2016, ADMA had cash, cash equivalents and short-term investments of $18.9 million, as compared to $16.8 million at December 31, 2015.

The consolidated net loss for the third quarter ended September 30, 2016 was $4.3 million, or $(0.34) per share, as compared to a consolidated net loss of $5.1 million, or ($0.48) per share, for the third quarter ended September 30, 2015.  The Company reported increased revenues of $2.9 million for the third quarter ended September 30, 2016 compared to $1.9 million for the third quarter ended September 30, 2015, which represents greater than 50% revenue growth quarter-over-quarter.  This growth was primarily driven by revenues generated from increased donor plasma collections from our plasma centers as well as stronger “spot-market” pricing. The $0.8 million quarter-over-quarter decrease in net loss is primarily attributable to $1.1 million of increased product revenues due to higher plasma collections and sales from our FDA approved plasma collection facilities, a $0.4 million decrease in research and development expenses and a $0.3 million decrease in general and administrative expenses as a result of the Company managing its expenditures following receipt of the CRL to its BLA from the FDA for RI-002 during the third quarter of 2016, offset by a $0.6 million increase in cost of product revenue, which is directly related to the increase in product revenues for the quarter ended September 30, 2016, along with a $0.3 million increase in plasma centers expenses as a result of ADMA BioCenters operating at a higher capacity during the third quarter 2016 compared to the third quarter 2015.  The $0.2 million increase in other expense is primarily related to increased interest expense due to accessing additional debt of $4.0 million during the second quarter of 2016.  Included in the net loss for the third quarter ended September 30, 2016 were non-cash expenses of $0.3 million for stock-based compensation and $0.3 million for depreciation and amortization.

About ADMA Biologics, Inc.  (ADMA)

ADMA is a late-stage biopharmaceutical company that develops, manufactures and intends to commercialize specialty plasma-based biologics for the proposed treatment of Primary Immune Deficiency Disease (PIDD) and the prevention and treatment of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for medical reasons.  ADMA has received U.S. Patent 9,107,906 relating to certain aspects of its product candidate.  For more information, please visit www.admabiologics.com.

Forward-Looking Statements
This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "intend," "target,” “will," “is likely,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning our ability to develop, manufacture, and commercialize specialty plasma-based biologics for the proposed treatment of immune deficiencies and the prevention of certain infectious diseases, the success of our work with our third party vendors and the U.S. Food and Drug Administration in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with PIDD or other indications and our ability to realize increased prices for plasma growth in the plasma collection industry . Forward-looking statements are subject to many risks and uncertainties that could cause our actual results and the timing of certain events to differ materially from any future results expressed or implied by the forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

CONTACT: Brian Lenz
Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

ADMA BIOLOGICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Nine Months Ended September 30, 2016 and 2015
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

REVENUES:
Product revenue	$2,902,155	$1,821,229	$7,226,368	$4,596,490
License and other revenue	35,708	31,184	107,125	68,962
Total Revenues	2,937,863	1,852,413	7,333,493	4,665,452

OPERATING EXPENSES:
Cost of product revenue	1,735,771	1,112,782	4,346,433	2,808,726
Research and development	1,677,263	2,111,505	7,104,864	5,019,138
Plasma centers	1,482,586	1,214,158	4,057,306	3,359,130
General and administrative	1,779,115	2,078,166	5,211,148	4,861,598

TOTAL OPERATING EXPENSES	6,674,735	6,516,611	20,719,751	16,048,592

LOSS FROM OPERATIONS	(3,736,872)	(4,664,198)	(13,386,258)	(11,383,140)

OTHER INCOME (EXPENSE):
Interest income	11,605	11,102	37,130	25,878
Interest expense	(605,972)	(449,328)	(1,611,411)	(1,378,778)
Other income	-	-	4,496	-
Change in fair value of stock warrants	-	-	-	67,860
Loss on extinguishment of debt	-	-	-	(719,097)
OTHER EXPENSE, NET	(594,367)	(438,226)	(1,569,785)	(2,004,137)

NET LOSS	$(4,331,239)	$(5,102,424)	$(14,956,043)	$(13,387,277)

NET LOSS PER COMMON SHARE,
Basic and Diluted	$(0.34)	$(0.48)	$(1.26)	$(1.28)

WEIGHTED AVERAGE SHARES
OUTSTANDING, Basic and Diluted	12,886,741	10,707,728	11,906,276	10,425,310

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION:

	September 30, 2016 (Unaudited)	*December 31, 2015
Assets
Cash, cash equivalents and short-term investments	$18,932,666	$16,809,136
Total Assets	$27,495,386	$23,714,517

Accumulated deficit	$(102,375,710)	$(87,419,667)
Total Stockholders’ (Deficiency) Equity	$(152,140)	$820,974

*Condensed from audited financial statements